                                                              Exhibit-99. (h)(3)

                                    EXHIBIT A

                             WELLS FARGO FUNDS TRUST
                            WELLS FARGO MASTER TRUST
                           WELLS FARGO VARIABLE TRUST

                          ACCOUNTING SERVICES AGREEMENT

     THIS EXHIBIT A, as of the date set forth below, is Exhibit A to the Amended and Restated Accounting Services Agreement dated as of May 10, 2006, between PFPC INC. and Wells Fargo Funds Trust, Wells Fargo Master Trust and Wells Fargo Variable Trust.

WELLS FARGO FUNDS TRUST

Names of Portfolios                           Existing Classes
-------------------------------------------   ---------------------------------------------
100% Treasury Money Market Fund               A, Service
Aggressive Allocation Fund                    Administrator
Asia Pacific Fund                             A, C, Investor
Asset Allocation Fund                         A, B, C, Administrator
Balanced Fund/1/                              Investor
C&B Large Cap Value Fund/2/                   A, B, C, D, Administrator, Institutional
C&B Mid Cap Value Fund/3/                     A, B, C, D, Administrator, Institutional
California Limited-Term Tax-Free Fund         A, C, Administrator
California Tax-Free Fund                      A, B, C, Administrator
California Tax-Free Money Market Fund         A, Institutional, Service
California Tax-Free Money Market Trust        Single Class
Capital Growth Fund                           A, C, Administrator, Institutional, Investor
Cash Investment Money Market Fund             Administrator, Institutional, Service, Select
Colorado Tax-Free Fund                        A, B, C, Administrator
Common Stock Fund/4/                          A, B, C, Z
Conservative Allocation Fund                  Administrator
Corporate Bond Fund/5/                        Advisor, Institutional, Investor
Discovery Fund                                A, C, Administrator, Investor, Institutional
Diversified Bond Fund                         Administrator
Diversified Equity Fund                       A, B, C, Administrator
Diversified Small Cap Fund                    Administrator
Emerging Growth Fund                          A, C, Administrator, Institutional, Investor

----------
/1/ On November 7, 2007, the Board of Trustees approved the merger of the Balanced Fund into the Asset Allocation Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

/2/ On November 7, 2007, the Board of Trustees approved the share class modification of the C&B Large Cap Value Fund. Before the end of the third quarter of 2008, Class D will change to Investor Class.

/3/ On November 7, 2007, the Board of Trustees approved the share class modification of the C&B Mid Cap Value Fund. Before the end of the third quarter of 2008, Class D will change to Investor Class.

/4/ On November 7, 2007, the Board of Trustees approved the share class modification of the Common Stock Fund. Before the end of the third quarter of 2008, Class Z will change to Investor Class.

/5/ On November 7, 2007, the Board of Trustees approved the merger of the Corporate Bond Fund into the Income Plus Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

Names of Portfolios                           Existing Classes
-------------------------------------------   ---------------------------------------------
Emerging Markets Equity Fund                  A, B, C, Administrator
Endeavor Large Cap Fund/6/                    A, B, C
Endeavor Select Fund                          A, B, C, Administrator, Institutional
Enterprise Fund/7/                            C, Administrator, Advisor, Institutional, Investor
Equity Income Fund                            A, B, C, Administrator
Equity Index Fund/8/                          A, B
Equity Value Fund                             A, B, C, Administrator, Institutional
Government Money Market Fund                  A, Administrator, Institutional, Service
Government Securities Fund/9/                 C, Administrator, Advisor, Institutional, Investor
Growth and Income Fund/10/                    Administrator, Advisor, Institutional, Investor
Growth Balanced Fund                          A, B, C, Administrator
Growth Equity Fund                            A, B, C, Administrator, Institutional
Growth Fund/11/                               C, Administrator, Advisor, Institutional, Investor
Heritage Money Market Fund                    Administrator, Institutional, Select
High Income Fund/12/                          Advisor, Institutional, Investor
High Yield Bond Fund/13/                      A, B, C
Income Plus Fund/14/                          A, B, C
Index Fund/15/                                Administrator, Investor
Inflation-Protected Bond Fund                 A, B, C, Administrator
Intermediate Government Income Fund/16/       A, B, C, Administrator

----------
/6/ On November 7, 2007, the Board of Trustees approved the merger of the Endeavor Large Cap Fund into the Capital Growth Fund. The fund merger is expected to occur before the end of the third quarter of 2008.

/7/ On November 7, 2007, the Board of Trustees approved a share class modification to the Enterprise Fund. The Advisor Class will change to Class A before the end of the third quarter of 2008.

/8/ On November 7, 2007, the Board of Trustees approved the merger of the Equity Index Fund into the Index Fund. The fund merger is expected to occur before the end of the third quarter of 2008.

/9/ On November 7, 2007, the Board of Trustees approved the merger of the Intermediate Government Income Fund into the Government Securities Fund and share class modification. Subject to shareholder approval of the fund merger, Class A and Class B will be added and Advisor Class will change to Class A before the end of the third quarter of 2008.

/10/ On November 7, 2007, the Board of Trustees approved the merger of the Large
     Company Core Fund into the Growth and Income Fund. Effective before the end of the third quarter of 2008, the Growth and Income Fund will change its name to the Large Company Core Fund, Class B and Class C shares will be added and the Advisor Class will change to Class A.

/11/ On November 7, 2007, the Board of Trustees approved the share class modification of the Growth Fund. Before the end of the third quarter of 2008, Advisor Class will change to Class A.

/12/ On November 7, 2007, the Board of Trustees approved the merger of the High
     Yield Bond Fund into the High Income Fund and share class modification. Subject to shareholder approval of the fund merger, Class B and Class C will be added and Advisor Class will change to Class A before the end of the third quarter of 2008.

/13/ On November 7, 2007, the Board of Trustees approved the merger of the High
     Yield Bond Fund into the High Income Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

/14/ On November 7, 2007, the Board of Trustees approved the merger of the Corporate Bond Fund into the Income Plus Fund and addition of Investor and Institutional Classes. Subject to shareholder approval of the fund merger, Investor and Institutional Classes will be added before the end of the third quarter of 2008.

/15/ On November 7, 2007, the Board of Trustees approved the merger of the Equity Index Fund into the Index Fund. As a result of the merger, Class A and Class B shares will be added before the end of the third quarter of 2008.

/16/ On November 7, 2007, the Board of Trustees approved the merger of the Intermediate Government Income Fund into the Government Securities Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

Intermediate Tax-Free Fund/17/                A, C, Administrator, Institutional*, Investor
Names of Portfolios                           Existing Classes
-------------------------------------------   ---------------------------------------------
International Core Fund                       A, B, C, Administrator
International Equity Fund/18/                 A, B, C, Administrator, Institutional
International Value                           A, B, C, Administrator, Institutional
Large Cap Appreciation Fund                   A, B, C, Administrator, Institutional
Large Cap Growth Fund                         Investor
Large Company Core Fund/19/                   A, B, C, Z, Administrator
Large Company Growth Fund/20/                 A, B, C, Z, Administrator, Institutional
Large Company Value Fund                      A, C, Administrator, Institutional, Investor
Life Stage - Aggressive Portfolio/21/         Investor
Life Stage - Conservative Portfolio/22/       Investor
Life Stage - Moderate Portfolio/23/           Investor
Managed Account CoreBuilder Shares Series G   Single Class
Managed Account CoreBuilder Shares Series M   Single Class
Mid Cap Disciplined Fund                      A, C, Administrator, Institutional, Investor
Mid Cap Growth Fund/24/                       A, B, C, Z, Administrator, Institutional
Minnesota Money Market Fund                   A
Minnesota Tax-Free Fund/25/                   A, B, C, Z, Administrator
Moderate Balanced Fund                        A, B, C, Administrator
Money Market Fund                             A, B, Investor
Money Market Trust                            Single Class
Municipal Bond Fund                           A, B, C, Administrator, Institutional, Investor
Municipal Money Market Fund                   Institutional, Investor
National Limited-Term Tax-Free Fund/26/       A, B, C, Administrator

----------
/17/ On November 7, 2007, the Board of Trustees approved the fund name change from the Intermediate Tax-Free Fund to the Intermediate Tax/AMT-Free Fund, effective November 1, 2008.

/18/ On November 7, 2007, the Board of Trustees approved the merger of the Overseas Fund into the International Equity Fund and addition of an Investor Class. Subject to shareholder approval, Investor Class will be added before the end of the third quarter of 2008.

/19/ On November 7, 2007, the Board of Trustees approved the merger of the Large
     Company Core Fund into the Growth and Income Fund. The fund merger is expected to occur before the end of the third quarter of 2008.

/20/ On November 7, 2007, the Board of Trustees approved the share class modification of the Large Company Growth Fund. Before the end of the third quarter of 2008, Class Z will change to Investor Class.

/21/ On November 7, 2007, the Board of Trustees approved the merger of the Life
     Stage - Aggressive Portfolio into the Aggressive Allocation Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

/22/ On November 7, 2007, the Board of Trustees approved the merger of the Life
     Stage - Conservative Portfolio into the Moderate Balanced Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

/23/ On November 7, 2007, the Board of Trustees approved the merger of the Life
     Stage - Moderate Portfolio into the Growth Balanced Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

/24/ On November 7, 2007, the Board of Trustees approved a share class modification to the Mid Cap Growth Fund. Class Z will change to Investor Class before the end of the third quarter of 2008.

/25/ On November 7, 2007, the Board of Trustees approved the share class merger of the Minnesota Tax-Free Fund. Before the end of the third quarter of 2008, Class Z will change to Administrator Class.

Names of Portfolios                           Existing Classes
-------------------------------------------   --------------------------------------------------
National Tax-Free Fund/27/                    A, B, C, Administrator
National Tax-Free Money Market Fund           A, Institutional, Service, Administrator
National Tax-Free Money Market Trust          Single Class
Opportunity Fund/28/                          Class C, Administrator, Advisor, Investor
Overland Express Sweep Fund                   Single Class
Overseas Fund/29/                             Institutional, Investor
Prime Investment Money Market Fund            Institutional, Service
Short Duration Government Bond Fund           A, B, C, Administrator, Institutional
Short-Term Bond Fund/30/                      C, Advisor, Institutional, Investor
Short-Term High Yield Bond Fund/31/           C, Advisor, Investor
Short-Term Municipal Bond Fund/32/            C, Investor
Small Cap Disciplined Fund                    A, C, Administrator, Institutional, Investor
Small Cap Growth Fund/33/                     A, B, C, Z, Administrator, Institutional
Small Cap Opportunities Fund                  Administrator
Small Cap Value Fund/34/                      A, B, C, Z, Institutional
Small Company Growth Fund                     A, B, C, Administrator, Institutional
Small Company Value Fund                      A, B, C, Administrator
Small/Mid Cap Value Fund                      A, C, Administrator, Investor, Institutional
Social Awareness Fund/35/                     A, C, Administrator
Specialized Financial Services Fund           A, B, C
Specialized Technology Fund/36/               A, B, C, Z
Stable Income Fund                            A, B, C, Administrator
Strategic Income Fund                         A, B, C

----------
/26/ On November 7, 2007, the Board of Trustees approved the merger of the National Limited-Term Tax-Free Fund into the Short-Term Municipal Bond Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

/27/ On November 7, 2007, the Board of Trustees approved the merger of the National Tax-Free Fund into the Municipal Bond Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

/28/ On November 7, 2007, the Board of Trustees approved a share class modification to the Opportunity Fund. The Advisor Class will change to Class A before the end of the third quarter of 2008.

/29/ On November 7, 2007, the Board of Trustees approved the merger of the Overseas Fund into the International Equity Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

/30/ On November 7, 2007, the Board of Trustees approved a share class modification to the Short-Term Bond Fund. The Advisor Class will change to Class A before the end of the third quarter of 2008.

/31/ On November 7, 2007, the Board of Trustees approved a share class modification to the Short-Term High Yield Bond Fund. The Advisor Class will change to Class A before the end of the third quarter of 2008.

/32/ On November 7, 2007, the Board of Trustees approved the merger of the National Limited-Term Tax-Free Fund into the Short-Term Municipal Bond Fund and addition of Class A. Subject to shareholder approval of the fund merger, Class A will be added before the end of the third quarter of 2008.

/33/ On November 7, 2007, the Board of Trustees approved the share class modification of the Small Cap Growth Fund. Before the end of the third quarter of 2008, Class Z will change to Investor Class.

/34/ On November 7, 2007, the Board of Trustees approved the share class modification of the Small Cap Value Fund. Before the end of the third quarter of 2008, Class Z will change to Investor Class.

/35/ On May 7, 2008, the Board of Trustees approved the establishment of the Social Awareness Fund, which is expected to commence operations on or about October 1, 2008.

/36/ On November 7, 2007, the Board of Trustees approved the share class modification of the Specialized Technology Fund. Before the end of the third quarter of 2008, Class Z will change to Investor Class.

Strategic Small Cap Value Fund                A, C, Administrator
Target Today Fund                             A, B, C, Administrator, Institutional, Investor
Target 2010 Fund                              A, B, C, Administrator, Institutional, Investor

Names of Portfolios                           Existing Classes
-------------------------------------------   --------------------------------------------------
Target 2015 Fund                              Administrator, Institutional, Investor
Target 2020 Fund                              A, B, C, Administrator, Institutional, Investor
Target 2025 Fund                              Administrator, Institutional, Investor
Target 2030 Fund                              A, B, C, Administrator, Institutional, Investor
Target 2035 Fund                              Administrator, Institutional, Investor
Target 2040 Fund                              A, B, C, Administrator, Institutional, Investor
Target 2045 Fund                              Administrator, Institutional, Investor
Target 2050 Fund                              Investor, Institutional, Administrator
Total Return Bond Fund/37/                    A, B, C, Z, Administrator, Institutional
Treasury Plus Money Market Fund               A, Administrator, Institutional, Service
U.S. Value Fund/38/                           A, B, C, Z, Administrator
Ultra Short-Term Income Fund/39/              Administrator, Advisor, Institutional, Investor
Ultra Short-Term Municipal Income Fund/40/    C, Advisor, Institutional, Investor
Ultra-Short Duration Bond Fund/41/            A, B, C, Z
Value Fund/42/                                A, B, C, Investor, Administrator
WealthBuilder Conservative Allocation
   Portfolio                                  Single Class
WealthBuilder Equity Portfolio                Single Class
WealthBuilder Growth Allocation Portfolio     Single Class
WealthBuilder Growth Balanced Portfolio       Single Class
WealthBuilder Moderate Balanced Portfolio     Single Class
WealthBuilder Tactical Equity Portfolio       Single Class
Wisconsin Tax-Free Fund                       A, C, Investor

----------
/37/ On November 7, 2007, the Board of Trustees approved the share class modification of the Total Return Bond Fund. Before the end of the third quarter of 2008, Class Z will change to Investor Class.

/38/ On November 7, 2007, the Board of Trustees approved the share class modification of the U.S. Value Fund. Before the end of the third quarter of 2008, Class Z will change to Investor Class.

/39/ On November 7, 2007, the Board of Trustees approved the merger of the Ultra-Short Duration Bond Fund into the Ultra Short-Term Income Fund and share class modification. As a result of the merger, Class C shares will be added and the Advisor Class will change to Class A before the end of the third quarter of 2008.

/40/ On November 7, 2007, the Board of Trustees approved a share class modification to the Ultra Short-Term Municipal Income Fund. The Advisor Class will change to Class A before the end of the third quarter of 2008.

/41/ On November 7, 2007, the Board of Trustees approved the merger of the Ultra-Short Duration Bond Fund into the Ultra Short-Term Income Fund. The fund merger is expected to occur before the end of the third quarter of 2008.

/42/ On November 7, 2007, the Board of Trustees approved the merger of the Value
     Fund into the C&B Large Cap Value Fund. Subject to shareholder approval, the fund merger is expected to occur before the end of the third quarter of 2008.

WELLS FARGO MASTER TRUST
Names of Portfolios                   Existing Classes
-----------------------------------   ----------------
C&B Large Cap Value Portfolio         Single Class
Disciplined Growth Portfolio          Single Class
Diversified Fixed Income Portfolio    Single Class
Diversified Stock Portfolio           Single Class
Emerging Growth Portfolio             Single Class
Equity Income Portfolio               Single Class
Equity Value Portfolio                Single Class
Index Portfolio                       Single Class
Inflation-Protected Bond Portfolio    Single Class
International Core Portfolio          Single Class
International Growth Portfolio        Single Class
International Index Portfolio         Single Class
International Value Portfolio         Single Class
Large Cap Appreciation Portfolio      Single Class
Large Company Growth Portfolio        Single Class
Managed Fixed Income Portfolio        Single Class
Money Market Portfolio                Single Class
Small Cap Index Portfolio             Single Class
Small Company Growth Portfolio        Single Class
Small Company Value Portfolio         Single Class
Stable Income Portfolio               Single Class
Strategic Small Cap Value Portfolio   Single Class
Total Return Bond Portfolio           Single Class

WELLS FARGO VARIABLE TRUST
Names of Portfolios                   Existing Classes
-----------------------------------   ----------------
VT Asset Allocation Fund              Single Class
VT C&B Large Cap Value Fund           Single Class
VT Discovery Fund                     Single Class
VT Equity Income Fund                 Single Class
VT International Core Fund            Single Class
VT Large Company Core Fund            Single Class
VT Large Company Growth Fund          Single Class
VT Money Market Fund                  Single Class
VT Opportunity Fund                   Single Class
VT Small Cap Growth Fund              Single Class
VT Small/Mid Cap Value Fund           Single Class
VT Total Return Bond Fund             Single Class

Exhibit A amended:  May 7, 2008

     The foregoing exhibit is agreed to as of May 7, 2008 and shall remain in effect until changed in writing by the parties.

WELLS FARGO FUNDS TRUST                PFPC INC.


By:                                    By:
   --------------------------------        -------------------------------------
Name: Stephen Leonhardt                Name: James A. Gallo
Title: Treasurer                       Title: Vice President & Managing Director


WELLS FARGO MASTER TRUST


By:
    -------------------------------
Name: Stephen Leonhardt
Title: Treasurer


WELLS FARGO VARIABLE TRUST


By:
    -------------------------------
Name: Stephen Leonhardt
Title: Treasurer